UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

City National Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following e-mail was sent to all City National Corporation Employees on April 18, 2014:

Subject:  Urgent:  City National Corporation Proxy Voting Reminder — your vote is needed today!!!!

Dear Colleagues:

For those of you who own City National Corporation shares, either individually, through your 401(k)/Profit Sharing Plan account, or through a broker, we would like to remind you to vote your proxy prior to the Annual Meeting of Shareholders on April 23, 2014.  Your vote is important, no matter how many or how few shares you may own.  Please vote TODAY by telephone or via the internet to ensure that your votes are validly received prior to the Annual Meeting.

By now, you should have received your voting materials, including your proxy card.   If you have received more than one set of proxy materials, it means that your shares are held in more than one account.  Use the control numbers provided on each proxy card to ensure that all of your shares are voted.

If you own your shares through our 401(k)/Profit Sharing Plan or if you are a registered shareholder with our transfer agent, Computershare, we recommend you vote your shares by telephone or internet to ensure your vote is counted:

•                  Telephone:  Call 1-800-652-8683 and follow the prompts provided by the recorded message; or

•                  Online:  Go to www.investorvote.com/cyn and follow the instructions.

If you own your shares through your broker, your shares are voted through Broadridge.  We recommend you vote your shares with Broadridge by telephone or internet to ensure your vote is counted:

•                  Telephone:  Call 1-800-603-2119 and follow the prompts provided by the recorded message; or

•                  Online:  Go to www.proxyvote.com and follow the instructions.

Please feel free to reach out to Sheryl Reid at (213) 673-9529 with any questions.  Thank you for your attention to this important matter.

Michael B. Cahill

EVP, General Counsel

Corporate Administrative & Risk Group

City National Bank

555 South Flower Street St., 18th Fl.

Los Angeles, CA 90071

Tel: 213.673.9515 | Cell: 626-228-8923

mike.cahill@cnb.com